Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
          We consent to the incorporation by reference in the following Registration Statements of Manhattan Associates, Inc.:
1.	Registration Statement (Form S-8 No. 333-68968) pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan,

2.	Registration Statement (Form S-8 No. 333-45802) pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-105913) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-129272) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,

5.	Registration Statement (Form S-8 No. 333-139598) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,

6.	Registration statement (Form S-8 No. 333-143611) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan, and

7.	Registration statement (Form S-8 No. 333-159852) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan
of our reports dated February 19, 2010, with respect to the consolidated financial statements and schedule of Manhattan Associates, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Manhattan Associates, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Atlanta, Georgia
February 19, 2010